Exhibit 23.8

PAUL L. MARTIN, P.E.
REGISTERED MINING ENGINEER
Nevada #010607
606 S. Osprey Dr.
Post Falls, ID 83854
Phone (208) 777- 8992

Consent of Expert

Goldrich Mining Company
3412 Lincoln Drive
Spokane, Washington 99203

United States Securities and Exchange Commission

I, Paul L. Martin, Professional Mining Engineer authored internal reports (the "Reports") for Goldrich Mining Company (the "Company"), including a memorandum dated December 1, 2008 addressing the subject of "Mineralized Material Estimate and Data Analyses for little Squaw Creek, Chandalar Project, Alaska".

I hereby consent to the filing of the Reports with the Registration Statement of the Company on Form S-1 filed on or around February 3, 2009 (the "Registration Statement"), and to the use of and references to the subject matter of the Reports contained therein. I also consent to the use of my name as author of the Reports.

Dated: February 3, 2009

Paul L. Martin
Professional Mining Engineer


PROFESSIONAL ENGINEER-STATE OF NEVADA
PAUL L.
MARTIN
MINING
No. 10607

2/3/09